Exhibit 10.1

Event Business Reception and MICE Service Contract

Contract No.:

This Event Business Reception and MICE Service Contract(hereinafter referred to as the "Contract") is entered into on [  ], by and between [  ], with a mailing address of [  ] (hereinafter referred to as the "Client"), and Multiple Events L.L.C (hereinafter referred to as the "Service Provider"), a legal entity established in accordance with the laws of the United Arab Emirates, with its headquarters located at 630#, Business Village, Port Saeed Road, Deira Dubai, U.A.E.

1. MICE Services to be Provided

The Service Provider agrees to provide the following services to the Client:

- Event conceptualization, including design, budget management, and pre-project management.

- Venue selection and negotiation.

- Secretariat services, including registration, information dissemination, and attendee support.

- Logistics management, covering transportation, accommodation arrangements, and on-site coordination.

- Stage and design production, including set design, lighting, sound, and video production.

- Event marketing and promotion, utilizing various channels to attract attendees.

- Any other MICE-related services as mutually agreed upon by the parties.

2. Specific Terms for Event Business Reception

- The Client agrees to entrust the Service Provider with the company's business event arrangements in Dubai, including accommodation, air tickets, visa processing, etc., for personnel traveling to the UAE. The Service Provider agrees to provide the relevant services in accordance with the reception standards proposed by the Client.

- The Client shall provide the Service Provider with the confirmed arrival time at the hotel, names of the check-in personnel, and other information in advance. The Service Provider shall reply as quickly as possible after confirmation. Only after the Client's confirmation can the Service Provider arrange hotel check-in support services, business event arrangements, and support, etc.

- The Client shall provide the Service Provider with the passport information, flight information, dates, and other conditions of the traveling personnel in advance. The Service Provider shall quote and provide detailed flight times, and after obtaining the Client's consent and confirmation, proceed with the booking arrangements.

- Except for force majeure factors, if the Service Provider fails to provide services as agreed, it shall provide compensation services to the Client, or refund the difference in fees for services that do not meet the standards, and compensate for any resulting economic losses. The Client has the right to complain to the Service Provider's government tourism management institution and demand compensation.

- Except for force majeure factors, if the Service Provider changes the accommodation or business event time due to its own reasons, the additional costs shall be borne by the Service Provider.

- If the Client needs to change the reserved time due to its own reasons, the Service Provider shall try its best to assist, and the resulting costs shall be borne by the Client.

- In case of cancellation or delay of accommodation or business events due to force majeure factors such as COVID-19, snow, disasters, wars, etc., the Service Provider shall assist the Client in claiming compensation from the supplier company, but the actual loss costs shall be borne by the Client.

- In case of cancellation or delay of business events due to force majeure factors such as COVID-19, snow, disasters, wars, etc., the Service Provider shall not charge fees for services that have not occurred.

- If the Client's personnel suffer damage during hotel accommodation or business events, the Service Provider shall fulfill its humanitarian obligations to assist the Client in handling the matter.

- If the Service Provider needs to adjust the quoted prices due to special reasons, it shall notify the Client at least 3 days before the Client's personnel enter the territory of the Service Provider.

- In case of new demands or changes in demands, the Client shall propose its corresponding demands to the Service Provider, who shall provide perfect answers and inquiry arrangements, reasonably arrange quotations, and send confirmation documents in email form. After the Client modifies and adjusts the plan, the Service Provider shall proceed with the booking arrangements.

3. Payment Terms

- The total cost for the services provided under this Contract shall be [  ].

- The Client shall make payments to the Service Provider as follows:

- A deposit of [  ] shall be paid within [  ] days after the signing of this Contract.

- [  ]% of the total contract amount shall be paid upon completion of [  ].

- [  ]% of the total contract amount shall be paid upon completion of [  ].

- The remaining balance shall be paid within [  ] days after the completion of all services.

- Payments shall be made by [  ], and all payments shall be in [  ].

4. Payment Account Details：

Name of Bank:

Branch:

Address:

Account Name:

Account No.:

SWIFT CODE:

IBAN NUMBER:

5. Duration of the Contract

This Contract shall be effective from the date of signature by both parties and shall remain valid until [  ]. If neither party intends to terminate or amend the contract before the expiration date, upon mutual agreement, the contract may be extended in writing.

6. Obligations of the Parties

- The Client shall:

- Provide all necessary information and materials required for the planning and execution of the MICE event in a timely manner.

- Approve all plans, designs, and proposals submitted by the Service Provider within [  ] days after receipt.

- Make all payments as specified in this Contract.

- The Service Provider shall:

- Perform all services in a professional and workmanlike manner, in accordance with the highest industry standards.

- Keep the Client informed of all developments and progress related to the MICE event.

- Obtain all necessary permits and licenses required for the event.

7. Confidentiality and Non-Disclosure

Both parties agree to keep all confidential information exchanged during the course of this Contract strictly confidential and not to disclose or use such information for any purpose other than the performance of this Contract.

8. Intellectual Property Rights

All intellectual property rights, including but not limited to copyrights, trademarks, and patents, created or developed by the Service Provider in the course of performing this Contract shall be the property of the [  ], as mutually agreed upon by the parties.

9. Indemnification

The Service Provider shall indemnify and hold harmless the Client from and against any and all claims, damages, liabilities, costs, and expenses, including reasonable attorneys' fees, arising out of or in connection with the performance of this Contract by the Service Provider, except to the extent caused by the Client's gross negligence or willful misconduct.

10. Insurance

The Service Provider shall maintain, at its own expense, comprehensive general liability insurance, with a minimum coverage of [ ], naming the Client as an additional insured.

11. Termination

- Either party may terminate this Contract upon [  ] days' written notice to the other party if the other party materially breaches any term or condition of this Contract and fails to cure such breach within the notice period.

- In the event of termination, the Service Provider shall be entitled to payment for all services rendered up to the date of termination, and the Client shall have no further obligation to pay for any services not yet rendered.

12. Governing Law and Jurisdiction

This Contract shall be governed by and construed in accordance with the laws of the United Arab Emirates. Any disputes arising out of or in connection with this Contract shall be resolved by the courts of the United Arab Emirates.

13. Amendments and Modifications

This Contract may not be amended or modified except in writing signed by both parties.

14. Force Majeure

Neither party shall be liable for any delay or failure in performance under this Contract due to causes beyond its reasonable control, including but not limited to acts of God, war, terrorism, riots, earthquakes, floods, or other similar events.

15. Signatures

This agreement is made in duplicate, with each party holding one copy. It shall come into effect upon signature and seal by the representatives of both parties.

(No text follows)

(Signature page)

Signature of Client's representative:

Name:
Title:
date:

Signature of Service Provider's representative:

Name:
Title:
date: